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                                 Exhibit 23(b)








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                                                                   Exhibit 23(b)

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Bank South Corporation (1) Registration Statement (Form S-8 No. 33-23592) dated August 1, 1988, (2) Registration Statement (Form S-8 No. 2-87371) as amended on February 27, 1987,
(3) Registration Statement (Form S-8 No. 33-19257) dated December 23, 1987, (4) Registration Statement (Form S-8 No. 33-19256) dated December 23, 1987, (5) Registration Statement (Form S-3 No. 33-46896) as amended on April 21, 1992,
(6) Registration Statement (Form S-3 No. 33-61470) dated April 22, 1993, (7) Registration Statement (Form S-8 No. 33-61518) dated April 23, 1993, (8) Registration Statement (Form S-8 No. 33-61522) dated April 23, 1993, (9) Registration Statement (Form S-8 No. 33-61526) dated April 23, 1993, (10) Registration Statement (Form S-8 No. 33-66254) dated July 20, 1993, (11) Registration Statement (Form S-8 No. 33-52791) dated March 18, 1994, (12) Registration Statement (Form S-8 No. 33-53493) dated May 5, 1994, (13) Registration Statement (Form S-8 No. 33-53497) dated May 5, 1994, and (14) Registration Statement (Form S-8 No. 33-57791) dated February 22, 1995, of our report dated June 23, 1995, with respect to the financial statements and schedules of the Bank South Corporation 401(k) Investment Plan included in this amendment to Bank South Corporation's Annual Report (Form 10-K) for the year ended December 31, 1994.




Atlanta, Georgia
June 28, 1995




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